EXHIBIT 10.7

DEFERRED STOCK UNITS AGREEMENT PURSUANT TO THE DOW CHEMICAL COMPANY
1988 AWARD AND OPTION PLAN

The Dow Chemical Company (“the Company”) has delivered to you prospectus material pertaining to the shares of Common Stock covered by The Dow Chemical Company 1988 Award and Option Plan (“the Plan”). This instrument is referred to herein as “this Agreement”. Terms that are used herein and defined in the Plan are used as defined in the Plan. THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

TERMS AND CONDITIONS

1.
This Agreement is in all respects subject to the provisions of the Plan, as the Plan may be amended from time to time. The Plan is incorporated by reference. In the event of any conflict between this Agreement and the Plan, as the Plan may be amended from time to time, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

2.
The term of this Agreement shall be from _____ until _____. For each Dow Common Stock dividend record date occurring during the term of this Agreement, each Deferred Stock Unit credited to your account under this Agreement shall entitle you to receive cash payments from the Company equivalent in value to the dividend paid upon the same number of shares of Dow Common Stock. Awardees regularly paid compensation by a Dow Company in other than U.S. dollars will receive such payment of Dividend Equivalents converted from U.S. dollars at the Dow inter-company trading rate in effect at the time of delivery.  Such Dividend Equivalents shall be paid to you on the date the dividend was paid to shareholders of the Company’s common stock.

3.
During the term of this Agreement you shall have no rights as a stockholder with respect to the Deferred Stock Units on the accompanying award letter. You (or your successors) shall make arrangements satisfactory to the Compensation Committee for the payment of any taxes required to be withheld in connection with any right to Deferred Stock Units under applicable laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign. The Company and its Subsidiaries or Affiliates (collectively and individually a “Dow Company”) and their directors, officers, employees, or agents shall not be liable for any delay in issuance or receipt of any units pursuant to this Deferred Stock Units Agreement.

4.
This Agreement shall terminate and your rights under this Agreement shall be forfeited if your employment with any Dow Company is terminated for any reason other than death, disability or retirement or a Special Separation Situation. In the event of your retirement, disability or death, your current year’s Deferred Stock Unit grant will be prorated based on the period of time worked during the year. If you take a leave of absence from a Dow Company, for any reason, your award under this Agreement will be subject to the leave of absence policy established by the Compensation Committee for Plan awards.   For purposes of this Agreement, “retirement” is defined in your home country retirement policy in effect at the inception of this Agreement.  You shall be considered to be disabled for purposes of this Agreement in the event you, by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than 12 months, are receiving income replacement benefits for a period of not less than 3 months under an accident and health plan or arrangement covering employees of the Company.  Your death or disability shall not accelerate the time of payment of Deferred Stock Units under this Agreement.

5.
The Compensation Committee has determined that it is in the best interests of the Company to waive the forfeiture provision in section 4 in Special Separation Situations. “Special Separation Situation” is defined as a situation in which (a) a Dow Company terminates your employment by employer action for a reason that qualifies you for a severance benefit (which includes the Special Stock Treatment described in this section 5) under a severance plan sponsored by a Dow Company, and (i) you fulfill the requirements of the severance plan in order to qualify for payment of the severance benefit, and (ii) you and the Dow Company sign a Release that provides for the Special Stock Treatment described in this section 5; or (b) a Dow Company terminates your employment by employer action, and i) you do not qualify for a severance benefit under a severance plan sponsored by the Dow Company under the circumstances specified in paragraph 5a, and ii) the reason for termination was not because of the violation of an employer rule, or a law, regulation or other such government requirement, or dishonesty or theft, or because you engaged in activity harmful to the interests of, or in competition with, a Dow Company, and iii) you and the Dow Company sign a Release that provides for the Special Stock Treatment described in this section 5. If your employment is terminated under a Special Separation

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Situation, then your Award shall receive Special Stock Treatment. Special Stock Treatment means that your Award will be reduced to a number of units proportionate to the period of time you were employed by the Dow Company during the deferral period. This proportionally reduced amount shall be calculated by dividing (x) the period of time between the grant date and the date of termination of employment by (y) the time period comprised in the term of the Agreement.

6.
Your right to future payments for the Deferred Stock Units credited to your account under this Agreement may not be sold, pledged, or otherwise transferred (except as hereinafter provided) and any attempt to sell, pledge, assign or otherwise transfer shall be void and your rights to cash payments for the Deferred Stock Units credited to your account shall therefore be forfeited. Your right to such future payments shall, however, be transferable by will or pursuant to the laws of descent and distribution or you may make a written designation of a beneficiary on the form prescribed by the Company, which beneficiary (if any) shall succeed to your rights under this Agreement in the event of your death.

7.
Upon the occurrence of a Change of Control as defined in the Plan, your right to receive the number of Deferred Stock Units credited to your account under this Agreement shall not be forfeitable under any circumstances, and your deferred stock units will generally continue to be delivered based on the original deferral period schedule. If you also experience an involuntary Separation from Service from Dow or an affiliate thereof within two years following a Change of Control, and prior to the Payment Date, the Company shall deliver these units to you on the 30th day following your Separation from Service.

8.
If at any time during the term of this Agreement you engage in any act of Unfair Competition (as defined below), this Agreement shall terminate effective on the date on which you enter into such act of Unfair Competition, unless terminated sooner by operation of another term or condition of this Agreement or the Plan. In addition, if at any time within three years after expiration of this Agreement you engage in any act of Unfair Competition, you shall promptly pay to the Company any cash amount paid to you under this Agreement. The Compensation Committee shall, in its sole discretion, determine when any act of Unfair Competition has occurred, and the determination of the Compensation Committee shall be final and binding as to all parties. For purposes of this Agreement, the term “Unfair Competition” shall mean and include activity on your part that is in competition with a Dow Company or is or may be harmful to the interests of a Dow Company, including but not limited to conduct related to your employment for which either criminal or civil penalties against you may be sought, or your acceptance of employment with an employer that is in competition with a Dow Company.

9.
In the event that additional shares of Common Stock of the Company are issued pursuant to a stock split or a stock dividend, the Board of Directors shall make appropriate adjustments in the number and kind of Deferred Stock Units credited to your account on the books of the Company as deemed appropriate.

10.
Nothing contained in this Agreement shall confer or be deemed to confer upon you any right with respect to continuance of employment by a Dow Company, nor interfere in any way with the right of a Dow Company to terminate your employment at any time with or without assigning a reason therefore.

11.
This instrument shall constitute a Deferred Stock Unit Agreement between the Company and you, and this Agreement shall be deemed to have been made on _____. To the extent that federal laws do not otherwise control, this Agreement shall be governed by the laws of the state of Delaware and construed accordingly. You may choose to reject this award by written notice delivered to the Compensation Committee of the Company within ninety days of your receipt of this instrument. Individuals who reject this Agreement will not receive additional cash or non-cash compensation in lieu of the Deferred Stock Unit payments.

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